EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cascade Natural Gas Corporation on Form S-8 of our reports dated November 6, 1998, appearing in the Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended September 30, 1998.



DELOITTE & TOUCHE LLP

Seattle, Washington
October 4, 1999